Exhibit 1.1

            Shares

Silvercrest Asset Management Group Inc.

Class A Common Stock

par value $0.01 per share

Underwriting Agreement

            , 2012

Sandler O’Neill & Partners, L.P.

Raymond James & Associates, Inc.

    as Representatives of the several Underwriters

        named in Schedule I hereto

c/o Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Silvercrest Asset Management Group Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of             shares (the “Firm Shares”) and, at the election of the Underwriters, up to             additional shares (the “Optional Shares”) of the Class A common stock, par value $0.01 per share (“Class A Shares”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

Immediately prior to the consummation of the offering of the Firm Shares contemplated by this Agreement, the Company and the members of Silvercrest GP LLC, a Delaware limited liability company, will enter into a series of transactions as described in the Registration Statement, the General Disclosure Package and the Prospectus (each as defined below) under the caption “The Reorganization and Our Holding Company Structure” (the “Reorganization”), and, as part of the Reorganization, the Company will become the general partner of Silvercrest L.P., a

Delaware limited partnership, and, together with the existing limited partners of Silvercrest L.P., will enter into the Second Amended and Restated Partnership Agreement of Silvercrest L.P. (the “Second Amended and Restated Partnership Agreement”). At the time of the consummation of the offering of the Firm Shares, the limited partners of Silvercrest L.P., whom we refer to collectively as the Class B stockholders (“Class B Stockholders”), will hold Class B Units of Silvercrest, L.P. (the “Class B Units”) and Class B common stock of the Company (“Class B Shares”). At such time, the Company will enter into certain agreements with the Class B Stockholders, including a stockholders agreement (“Stockholders Agreement”) pursuant to which they will agree to vote their Class B Shares as determined by the Executive Committee of Silvercrest L.P., and an agreement giving the Class B Stockholders the right to exchange their Class B Units for Class A Shares on a one-for-one basis, subject to certain conditions (the “Exchange Agreement”). The Company will also enter into a tax receivable agreement (the “Tax Receivable Agreement”), providing the Class B Stockholders with certain tax benefits, a resale and registration rights agreement (the “Registration Rights Agreement”), providing for the registration under the Securities Act of 1933, as amended (the “Act”), of any Class A Shares received pursuant to the Exchange Agreement or otherwise held by the Class B Stockholders under the Securities Act and a purchase and sale agreement with certain of the Class B Stockholders (each, a “Purchase and Sale Agreement,” and collectively, the “Purchase and Sale Agreements”), whereby certain holders of the Class B Units will each agree to sell their Class B Units to the Company immediately following the consummation of the of the offering of the Firm Shares. The Stockholders Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Registration Rights Agreement, the Purchase and Sale Agreements and the Second Amended and Restated Partnership Agreement are herein referred to as the “Transaction Documents.”

The Underwriters have agreed to reserve 5% of the Firm Shares to be purchased under this Agreement for sale at the public offering price to the Company’s directors, officers and certain other persons (collectively, “Directed Share Purchasers”) pursuant to a directed share program (the “Directed Share Program”). The Firm Shares to be sold under the Company’s Directed Share Program by the Underwriters are referred to hereinafter as the “Directed Shares.” Any Directed Shares not purchased through the Directed Share Program will be offered to the public by the Underwriters.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement Effectiveness. A registration statement on Form S-1 (File No. 333- 183963), as amended by the pre-effective amendments thereto (the “Initial Registration Statement”), in respect of the offer and sale of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial

Registration Statement has heretofore been filed with the Commission, except as set forth on Schedule III; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional, revised or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened by the Commission; (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus;” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”).

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c) Registration Statement and Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4(a) hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and at any Time of Delivery, the Prospectus (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(d) General Disclosure Package; Limited Use Free Writing Prospectus. At the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means             :00 pm (Eastern time) on the date of this Agreement.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

(e) Free Writing Prospectus. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute action, order or decree of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”), otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to have a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for liens, encumbrances and defects (A) that are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or (B) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except (A) where the failure to have a valid, subsisting and enforceable lease would not reasonably be expected to have a Material Adverse Effect or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors’ rights generally and general principles of equity.

(h) Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Subsidiaries. Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or has been duly formed and is validly existing as a limited liability company or a limited partnership, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding shares of capital stock, or limited liability company units or limited partnership units, of each subsidiary of the Company, in each case, have been duly authorized and validly issued and are fully paid and nonassessable; no such shares or units were issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries; all such shares are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement; all of the issued shares of capital stock, or limited liability company units or limited partnership units, of each subsidiary of the Company, in each case have been issued in compliance with federal and state securities laws; and the limited partnership units of Silvercrest, L.P. conform in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Capitalization. The Company has an authorized capitalization as of June 30, 2012 as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform, in all material respects, to the description of the Class A Shares and the Class B Shares contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries. As of the Applicable Time, after giving effect to the consummation of the Reorganization and the issuance of the Shares, the use of the net proceeds therefrom as described under the captions “Use of Proceeds” and “The Reorganization and Our Holding Company Structure” and “Unaudited Pro Forma Consolidated Financial Information” in the Registration Statement, the General Disclosure Package and the Prospectus, the Company would have an authorized and outstanding capitalization as set forth under the pro forma column entitled “Silvercrest Pro Forma” under the caption “Capitalization” of the Registration Statement, the General Disclosure Package and the Prospectus. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no other Silvercrest L.P. partnership units currently outstanding.

(k) The Shares. The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, will be fully paid and nonassessable and will conform, in all material respects, to the description of the Class A Shares contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Class B Shares. The Class B Shares to be issued by the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized and, when issued and delivered and paid for, will be validly issued, will be fully paid and nonassessable and will conform, in all material respects, to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of such Class B Shares is not subject to any preemptive or similar rights.

(m) No Rights to Acquire Equity Securities; No Registration Rights. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise, including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company or any of its subsidiaries, including Silvercrest L.P., and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person.

(n) No Conflicts; No Consents. The (i) issuance and sale of the Shares by the Company and the compliance by the Company and its subsidiaries with all of the provisions of this Agreement, (ii) the execution, delivery and performance by the Company and its subsidiaries of each of the Transaction Documents, to the extent a party thereto, (iii) the issuance and sale of the Class B Shares and the consummation of the transactions contemplated by the Transaction Documents and the Registration Statement, (iv) the Reorganization and (v) the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in the termination of, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any organizational documents of its subsidiaries, (B) result in any violation of any law, statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations, Repayment Events or lien, charge or other encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents (in the case of a limited partnership or limited liability company) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to clause (ii) for such default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) Accurate Descriptions. The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Regulatory Environment,” “Underwriting” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Class A Common Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete, in all material respects.

(q) Financial Statements. The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, comply, in all material respects, with the applicable requirements of the Act, present fairly, in all material respects, the consolidated financial condition of the Company and its subsidiaries (including any financial statements from any entity acquired by the Company or any of its subsidiaries, if any) at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries (including any results of operation and cash flow from any entity acquired by the Company or any of its subsidiaries, if any) for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent, in all material respects, with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus; the other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the respective accounting records of the Company and its subsidiaries (including any financial information from any entity acquired by the Company or any of its subsidiaries, if any), as applicable, and present fairly, in all material respects, the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, in all material respects, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect, in all material respects, the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) Accounting Controls. Each of the Company and its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) for it and its subsidiaries. Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) Regulatory Proceedings. Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, neither the Company, nor any of its subsidiaries is subject or is party to, or has received any notice or advice from any Regulatory Agency (as defined below) that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Order or Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Order or Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having regulatory authority with respect to the Company or any of its subsidiaries or their respective activities.

(u) Compliance with Laws. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Governmental Actions. Other than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any of its subsidiaries, would, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Licenses. Each of the Company and each of its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S. federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; each of the Company and each of its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failures to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the

Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) Environmental Laws. Each of the Company and each of its subsidiaries are in compliance with all applicable U.S. federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future.

(y) Environmental Actions. To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or any of its subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(aa) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(bb) Due Authorization. Each of the Company, its subsidiaries and, to the knowledge of the Company, the Class B Stockholders has full rights, power and authority to execute and deliver this Agreement and the Transaction Documents, to the extent a party thereto, and in each case, to perform its obligations hereunder and thereunder; and in each case, all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the other Transaction Documents, to the extent a party thereto, has been duly and validly taken. Each of the Transaction Documents have been duly executed and delivered by the Company, its subsidiaries, and, to the knowledge of the Company, the Class B Stockholders, to the extent a party thereto (assuming due authorization, execution and delivery by the counterparty or counterparties thereto), and each constitutes a valid and legally binding agreement of the Company, its subsidiaries and the Class B Stockholders, as applicable, in each case, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; for the avoidance of doubt, each of the Class B Stockholders listed on Schedule V hereto have entered into a Purchase and Sale Agreement with the Company.

(cc) Descriptions of the Transaction Documents. Each Transaction Document conforms, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(dd) Second Amended and Restated Limited Partnership Agreement. After giving effect to the Reorganization, all of the limited partnership interests of Silvercrest L.P. will have been duly authorized and validly issued. Upon the consummation of the purchase of Class B Units by the Company from the limited partners of Silvercrest L.P. with a portion of the proceeds from the sale of the Shares, as described in the Registration Statement, the General Disclosure Package and the Prospectus, such Class B Units will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The issuance of Class B Units of Silvercrest L.P. in the Reorganization did not require registration under the Act or any securities laws of any state having jurisdiction with respect thereto.

(ee) Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or the rules and regulations of the Commission thereunder which have not been so described and filed.

(ff) No Stabilization. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any other affiliate of the Company or any person acting on their respective behalf has taken, nor will the Company or any of its subsidiaries or, to the knowledge of the Company, any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) Investment Company Act. The Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) Compliance with Registration Requirements. The Company and each of its subsidiaries (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder, or the Investment Company Act, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) No Violation of Advisers Act or Investment Company Act. The offering and sale of the Shares, and the consummation of the other transactions contemplated by the Registration Statement, will not result in a violation by the Company or any of its subsidiaries of their respective obligations under the Advisers Act and the rules and regulations promulgated thereunder; to the extent the consummation of the sale and offering of the Shares constitutes an “assignment” within the meaning of such term under the Advisers Act of any of the management or investment advisory contracts to which the Company or any of its subsidiaries is a party, the Company and its subsidiaries have obtained such client consents as are necessary to ensure that such management or investment advisory contracts remain in force and that the Company and its subsidiaries remain in compliance with the Advisers Act and the rules and regulations promulgated thereunder; nor will consummation of such transaction adversely affect in any material respect the ability of the Company and its subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act. The offering of the Shares, and the consummation of the other transactions contemplated by the Registration Statement, will not result in a violation by the Company or any of its subsidiaries of their respective obligations under the Investment Company Act or the rules and regulations promulgated thereunder; to the extent that the consummation of the offering and sale of the Shares constitutes an “assignment” within the meaning of such term under the Investment Company Act of any of the management or investment advisory contracts to which the Company or any of its subsidiaries is a party, the Company and its subsidiaries have obtained or caused to have been obtained such consents and approvals as are required for the Company or any of its subsidiaries to continue to provide management or advisory services to the investment companies advised pursuant to such contracts on substantially similar terms and conditions as the Company or its subsidiaries were subject to immediately prior to the consummation of the sale.

(jj) Reorganization. The Reorganization has been completed and has not been modified in any material respect or rescinded.

(kk) No Business with Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(ll) Directed Share Program. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity, other than such as have been obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) client of the Company to alter the client’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; the Company has identified the Directed Share Purchasers and instructed the Underwriters to sell Shares to such Directed Share Purchasers solely for the benefit of the Company and its subsidiaries.

(mm) Independent Accountants. Deloitte & Touche LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder, and, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(nn) No Labor Disputes. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(oo) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(pp) Taxes. The Company has filed all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth in each of the Registration Statement, the General Disclosure Package and the

Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(qq) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, limited liability units or partnership units, as the case may be, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(rr) Compliance with ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance, in all material respects, with ERISA; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(ss) Intellectual Property. The Company and its subsidiaries own, or have valid, binding, enforceable and sufficient licenses or other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights but excluding generally commercially available “off the shelf” software programs licensed pursuant to a “shrink wrap” or “click and accept” license) and other intellectual property necessary or used or held for use in, in any material respect, to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the

Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries, except for such infringements, violations or breaches that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no person has asserted, notified, or, to the knowledge of the Company, threatened to assert any claim against, the Company or any of its subsidiaries that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope or registerability of, interference with, or use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(tt) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required under applicable securities laws to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus that is not described in each of the Registration Statement, the General Disclosure Package and the Prospectus as required.

(uu) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Compliance with OFAC. Neither the Company nor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) FINRA Affiliations. To the Company’s knowledge, based solely on questionnaires (the “FINRA Questionnaires”) completed by the Company’s officers, directors, 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the filing date of the Registration Statement (the “FINRA Relevant Parties”), there are no affiliations or associations between any member of FINRA and FINRA Relevant Parties, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has requested FINRA Questionnaires from all of the FINRA Relevant Parties.

(xx) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(yy) Off-Balance Sheet Arrangements. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(zz) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(aaa) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(bbb) Written Testing-the-Waters Communication. Any individual Written Testing-the-Waters Communication prepared by or at the direction of the Company does not conflict with the information contained in each of the Registration Statement, General Disclosure Package and the Prospectus, complies in all material respects with the Act, and, when considered together with the General Disclosure Package as of the Applicable Time, did not and as of each Time of Delivery, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ccc) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ddd) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or other than in good faith.

(eee) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(fff) No Rated Securities Outstanding. There are no, and as of each Time of Delivery there will be no, debt securities or preferred partnership equity interest of the Company or any of its subsidiaries, or any such debt securities or preferred partnership equity interest guaranteed by, the Company or any of its subsidiaries, that are rated by a “nationally recognized statistical rating organization,” issued and outstanding.

(ggg) Sarbanes-Oxley Act; Nasdaq Stock Market Rules. The Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it; and the Company is in compliance with the applicable rules and regulations of the National Market of the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) that are currently in effect.

2. Certain Agreements of the Company.

(a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Company hereby grants to the Underwriters the right to purchase at their election up to             Optional Shares, at the purchase price per share set forth in Section 2(a)(i) above, for the sole purpose of covering any overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c) It is understood that approximately     % of the Firm Shares initially will be reserved by the Underwriters for offer and sale to the Directed Share Purchasers upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of FINRA. Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Directed Shares set forth opposite the name of such Underwriter in Schedule I hereto (the “Directed Share Purchase Price”). Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. Notwithstanding the foregoing, to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Purchaser listed on Schedule VI hereto on or immediately after the date of this Agreement (the “Unsold Directed Shares”), such Unsold Directed Shares may be offered by the Underwriters to the public as part of the public offering contemplated herein and the Company agrees to sell the Underwriters the Unsold Directed Shares at the purchase price per share set forth in Section 2(a)(i) above.

(d) It is understood that each Underwriter has authorized the Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P. and Raymond James & Associates, Inc., individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. or Raymond James & Associates, Inc. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Certain Agreements of the Representatives. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the General Disclosure Package.

4.(a) Delivery of the Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representatives at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern time, on             , 2012 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) Documents to be Delivered. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Eastern time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters as follows:

(a) Required Filings; Notice to Representatives. The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish you with copies thereof; advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) Ongoing Compliance. If at any time following issuance of an Issuer-Represented Free Writing Prospectus or any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus or any Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representatives so that any use of such Issuer-Represented Free-Writing Prospectus or any Written Testing-the-Waters Communication may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus or any Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, the Company shall not make (and represents that it has not made), and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representatives, it shall not make (and represents that it has not made), any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus;” the Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; the Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of Shares within the meaning of the Securities Act and (b) 180 days after the date of the Prospectus.

(e) Blue Sky Compliance. Promptly from time to time, the Company shall take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f) Delivery of Prospectus. Prior to 12:00 noon, Eastern time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company shall furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares (or but for the exception afforded by Rule 172 under the Act would be required) and if at such time any event shall have occurred as a result of which the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made when such Prospectus is delivered) not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to comply with the Act, notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(g) Earning Statement. The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Initial Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(h) Clear Market. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of this Agreement, the Company may not, and may not allow any of its directors or executive officers, or any of the limited partners of Silvercrest L.P., to, offer, sell, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, except as provided hereunder and as specifically discussed in the Registration Statement, any Class A Shares or other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Shares or any such substantially similar securities or publicly announce an intention to effect any such transaction, without your prior written consent; provided, however, that if: (1) 15 calendar days plus three business days before the last day of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180 -day period, the Company announces that it will release earnings results during the 17-day-period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(h) shall continue to apply until 15 calendar days plus three business days beginning on the issuance of the earnings release or the occurrence of the material news or material event, provided, further, that notwithstanding the foregoing, the Company may, without the prior written consent of the Representative, (i) issue and sell the Shares as contemplated by this Agreement, (ii) issue securities convertible into or exercisable or exchangeable for Class A Shares or grant equity-based awards, in each case, pursuant to the Company’s stock incentive plan in effect on the date hereof and as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) upon the termination of employment of a holder of Class B Units, issue Class A Shares upon the conversion, exercise, exchange or settlement of securities that are convertible into, exercisable or exchangeable for or may be settled for Class A Shares, that are outstanding as of the date hereof and that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Annual and Quarterly Reports. The Company shall furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm selected by the Company) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; to file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act (it being understood that the Company will not be required to furnish or make available such consolidated financial information until after it has filed the same with the Commission).

(j) Furnish Information to Representatives. During a period of five years from the effective date of the Registration Statement, the Company shall furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company need not furnish copies of the foregoing to the extent the same is available on EDGAR.

(k) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) Rule 462(b) Registration Statement. If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(m) Exchange Listing. The Company shall use its best efforts to list for quotation the Shares on NASDAQ.

(n) Stabilization. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (except that no covenant is made as to the activities of the Underwriters and their affiliates).

(o) Sarbanes-Oxley Act. The Company shall comply, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(p) No Modification of Transaction Documents. Neither the Company nor any of its subsidiaries will for a period of 180 days after the date of the Prospectus, amend, modify, or waive any provision of the Second Amended and Restated Partnership Agreement, the Exchange Agreement or any other Transaction Document or other instrument which provision imposes any restriction whatsoever on the identity of holders of Class B Units to exchange, transfer, gift or otherwise dispose of such Class B Units, without your prior written consent. The Company will enforce the provisions of the Transaction Documents to prevent any holder of Class B Units from exchanging, transferring, gifting or otherwise disposing of the Class B Units in contravention of the terms thereof.

(q) Directed Share Program. The Company will comply, and will furnish such information as may be required and otherwise cooperate with the Underwriters to enable the Underwriters to comply, with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of NASDAQ, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Covenants of the Company. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid, provided that the sale of the Firm Shares is consummated, the following: (i) the reasonable out-of-pocket non-legal expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (including the reasonable fees and expenses of Blue Sky counsel not to exceed $5,000); (v) all fees and expenses in connection with listing the Shares on NASDAQ; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. If the sale of the Firm Shares is not consummated other than as a result of unlawful, bad faith, arbitrary or capricious acts by the Representatives, then the Company will reimburse the Representatives for its fees and expenses in an amount not to exceed $100,000.

7. Conditions of Underwriters Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Registration Compliance; No Stop Orders. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, is threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Opinion and 10b-5 Statement of Counsel for the Underwriters. Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and 10b-5 statement, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Opinion and 10b-5 Statement of Counsel for the Company. Bingham McCutchen LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto.

(d) Opinion of General Counsel. The General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex III hereto.

(e) Comfort Letter. On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto).

(f) No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(g) No Termination Events. On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Exchange Listing. The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ.

(i) Lock-up Agreements. The Company has obtained and delivered to the Underwriters executed copies of an agreement from the security holders listed on Schedule II hereto, substantially to the effect set forth in Subsection 5(h) hereof in form and substance satisfactory to you.

(j) Delivery of Prospectus. The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery, as the case may be, prevent the issuance or sale of the Shares or the Class B Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Time of Delivery, as the case may be, prevent the issuance or sale of the Shares.

(l) Good Standing. The Representatives shall have received on and as of each Time of Delivery, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Officers Certificate. The Company shall have furnished or caused to be furnished to you at each Time of Delivery, certificates of the chief financial officer of the Company and one additional senior executive officer of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

(n) Additional Documents. On or prior to each Time of Delivery, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may request.

8. Indemnification and Contribution.

(a) The Company and its subsidiaries, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, an individual Issuer-Represented Limited Use Free Writing Prospectus or any Testing-the-Waters Communication when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company or its subsidiaries shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, an individual Issuer-Represented Limited Use Free Writing Prospectus or any Testing-the-Waters Communication when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, individual Issuer-Represented Limited Use Free Writing Prospectus or any Testing-the-Waters Communication when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) the first paragraph of the section entitled “Underwriting—Stabilization” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage and (iii) the first sentence of the last paragraph relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriters’ Information”).

(b) Each Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but an indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense, or (iii) the indemnified party shall have reasonably determined (based on the advice of counsel) that the defenses available to it are different from those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party); it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel and one separate local counsel for the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the indemnified party, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate price of the Shares underwritten and distributed to the public by the Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In connection with the offer and sale of Directed Shares, the Company agrees promptly upon written notice, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) the failure of any Directed Share Purchaser, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares. Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any Directed Share Purchaser, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Representatives or such Underwriter, as the case may be.

(f) The obligations of the Company and its subsidiaries under this Section 8 shall be in addition to any liability which the Company and its subsidiaries may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or its subsidiaries, as the case may be, within the meaning of the Act.

9. Defaulting Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion purchase or arrange for another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not purchase or arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have purchased or so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. Payment of Expenses. If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor its subsidiaries shall then be under any liability to any Underwriter except as provided in Sections 6 (in the case of the Company) and 8 (in the case of the Company and its subsidiaries) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. In connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement.

(b) Arms Length Negotiation. The price of the Shares and the related underwriting compensation set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c) Absence of Obligation to Disclose. It has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, electronic or facsimile transmission to you as the Representatives at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: General Counsel; and if to the Company or its subsidiaries shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Office of the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex, electronic or facsimile transmission to such Underwriter at its address set forth in its underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and its subsidiaries and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and its subsidiaries and each person who controls the Company and its subsidiaries or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time of Essence. Time shall be of the essence of this Agreement.

16. Certain Defined Terms. Except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and its subsidiaries. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SILVERCREST ASSET MANAGEMENT GROUP INC.

By:
Name:
Title:

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P., as Representatives of the several Underwriters

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:

RAYMOND JAMES & ASSOCIATES, INC., as Representatives of the several Underwriters

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Total Number of Directed Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Total

S-I-1

SCHEDULE II

Certain Stockholders

S-II-1

SCHEDULE III

Issuer-Represented General Use Free Writing Prospectus

S-III-1

SCHEDULE IV

Written Testing-the-Waters Communications

S-IV-1

SCHEDULE V

Class B Stockholders

S-V-1

Schedule VI

Directed Share Purchasers

S-VI-1

ANNEX I

A-I-1

ANNEX II

Opinion of Company Counsel

A-II-1

ANNEX III

Opinion of General Counsel

A-III-1